UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2019 (November 5, 2019)

Carriage Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-11961	76-0423828
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3040 Post Oak Boulevard, Suite 300
Houston, Texas 77056
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code:
(713) 332-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.01 per share	CSV	New York Stock Exchange

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
On November 5, 2019, Carriage Services, Inc. (the “Company”) entered into new employment agreements with each of its executive officers (individually an “Agreement” and collectively the “Agreements”). The Agreements are for terms of three years (five years in the case of Melvin C. Payne) and obligate the Company to make certain payments and provide certain benefits to the Company’s executive officers upon a qualifying termination of employment as defined within the Agreements. Pursuant to the Agreements, the executive officers agreed to certain non-competition provisions during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the executive officers. The Agreements for all of the executive officers are identical, except as noted herein.
Pursuant to the Agreements, the executive officers will receive minimum annual base salaries as follows:

Melvin C. Payne, Chief Executive Officer	$777,000.00
Shawn Phillips, Senior Vice President, Regional Partner and Head of Strategic & Corporate Development	$310,000.00
Paul Elliott, Senior Vice President and Regional Partner	$310,000.00
Viki K. Blinderman, Senior Vice President, Principal Financial Officer, Chief Accounting Officer and Secretary	$300,000.00
Carl Benjamin Brink, Senior Vice President and Chief Financial Officer	$300,000.00
The executive officers are eligible to receive discretionary annual and long-term cash incentive bonuses, as well as discretionary annual and long-term equity incentive awards. The Agreements provide the executive officers with certain payments and benefits if his or her employment with the Company terminates for any of the following reasons:
•Death;
•Disability;
•Involuntary termination without cause (as defined in the Agreements); or

•
Involuntary termination without cause, or termination by the executive officer for good reason, within a corporate change period (as defined in the Agreements). In the case of a termination or resignation subject to this particular set of circumstances, the executive officer would receive a lump sum payment equal to two times the sum of (i) his or her base salary in effect at the time, plus (ii) his or her target annual bonus at the time. Mr. Payne’s multiple would be three times.

The foregoing description is only a summary of the terms of the Agreements and does not purport to be a complete description of such documents, and is qualified in its entirety by reference to the Agreements, copies of which are attached as exhibits hereto and which are incorporated by reference into this Item 5.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Carriage Services, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIAGE SERVICES, INC.

Dated: November 8, 2019	By:	/s/ Viki K. Blinderman
Viki K. Blinderman
Senior Vice President, Principal Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit	Description

10.1	Employment Agreement dated November 5, 2019, between the Company and Melvin C. Payne.
10.2	Employment Agreement dated November 5, 2019, between the Company and Shawn Phillips.
10.3	Employment Agreement dated November 5, 2019, between the Company and Paul Elliott.
10.4	Employment Agreement dated November 5, 2019, between the Company and Viki K. Blinderman.
10.5	Employment Agreement dated November 5, 2019, between the Company and Carl Benjamin Brink.